PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS OF HEARTLAND BANCSHARES, INC.

      I hereby appoint Steve Bechman and Jeffrey L. Goben, and each of them, my proxies, with power of substitution and revocation, to vote all Common Shares of Heartland Bancshares, Inc. that I am entitled to vote at the Annual Meeting of Shareholders to be held at Hillview Country Club, 1800 E. King Street, Franklin, Indiana 46131, on Monday, April 23, 2001, at 6:30 p.m., local time, and any adjournments thereof, as provided herein:

1.    ELECTION OF DIRECTORS

|_| FOR all nominees listed below to serve until the Annual Meeting of Shareholders in the year 2004 as set forth in the Proxy Statement dated March 19, 2001 (except as marked to the contrary below--see "Instructions"):

                     J. Michael Jarvis

                     Robert Richardson

                     Patrick A. Sherman

|_|   WITHHOLD AUTHORITY to vote for all nominees listed above

(Instructions: To withhold authority to vote for any nominee, write that nominee's name in the space provided.)

                        (To Be Completed on Reverse Side)

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2.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      THIS PROXY WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR ITEM 1.

      SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

DATED:                                    ________________


                                           Signature or Signatures

                                              (Please  sign exactly as your name
                                          appears on this  proxy.  If shares are
                                          issued  in the  name  of  two or  more
                                          persons, all such persons should sign.
                                          Trustees, executors and others signing
                                          in a  representative  capacity  should
                                          indicate  the  capacity  in which they
                                          sign.)